UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 15, 2007

ICON CASH FLOW PARTNERS L.P. SEVEN

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27926	13-3835387
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fifth Avenue, 4th Floor, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code    (212) 418-4700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On February 15, 2007, Thomas W. Martin, 52, was appointed President of ICON Capital Corp., the General Partner of the Registrant (the "General Partner"). Mr. Martin will continue to serve as director and Chief Operating Officer of the General Partner, capacities he has served in since August 1996 and February 2006, respectively. From August 1996 through January 2007, Mr. Martin also served as Executive Vice President of the General Partner and from May 2003 through January 2007, Mr. Martin also served as Chief Financial Officer of the General Partner.

There is no family relationship between Mr. Martin and any other director, executive officer or person nominated or chosen by the General Partner to become a director or executive officer. There are no transactions in which Mr. Martin has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON CASH FLOW PARTNERS L.P. SEVEN
By: ICON CAPITAL CORP., its General Partner

Dated: February 15, 2007	By: /s/ Thomas W. Martin
Thomas W. Martin
Chief Operating Officer